YANKEE ENERGY SYSTEM, INC. AND SUBSIDIARIES                            Exhibit A
CONSOLIDATING STATEMENTS OF INCOME (a)                               Page 1 of 4

TWELVE MONTHS ENDED DECEMBER 31, 1999




                                                        YANKEE            YANKEE
                                                        ENERGY             GAS            NORCONN
                                                        SYSTEM           SERVICES        PROPERTIES       HOUSATONIC
                                                       (parent)          COMPANY            INC.          CORPORATION
                                                   ----------------------------------------------------------------------



OPERATING REVENUES                                                           $280,923           $1,175

LESS: COST OF GAS                                                             134,277
      COST OF SALES
                                                   ----------------------------------------------------------------------
  REVENUES, NET OF COST OF GAS                                                146,646            1,175
                                                   ----------------------------------------------------------------------

OTHER OPERATING EXPENSES:
  OPERATIONS                                                   4,414           56,664              166                 0
  MAINTENANCE                                                                   6,514
  DEPRECIATION                                                     0           20,423              255
  FEDERAL AND STATE INCOME TAXES                                   0           14,071              (21)                0
  TAXES OTHER THAN INCOME TAXES                                                20,431                                  0
                                                   ----------------------------------------------------------------------
  TOTAL OTHER OPERATING EXPENSES                               4,414          118,103              400                 0
                                                   ----------------------------------------------------------------------

                                                   ----------------------------------------------------------------------
OPERATING INCOME (LOSS)                                       (4,414)          28,543              775                 0
                                                   ----------------------------------------------------------------------

OTHER INCOME, (EXPENSE) NET:
  ALLOWANCE FOR OTHER FUNDS USED
    DURING CONSTRUCTION                                                           436
  EQUITY IN EARNINGS OF SUBSIDIARIES                          16,140
  FEDERAL AND STATE INCOME TAXES                               1,138            1,295             (189)
  OTHER, NET                                                     341             (377)
                                                   ----------------------------------------------------------------------
  OTHER INCOME, (EXPENSE) NET                                 17,619            1,354             (189)                0
                                                   ----------------------------------------------------------------------

                                                   ----------------------------------------------------------------------
   INCOME (LOSS) BEFORE INTEREST CHARGES                      13,205           29,897              586                 0
                                                   ----------------------------------------------------------------------

INTEREST CHARGES:
  INTEREST ON LONG-TERM DEBT                                                   12,929              332
  OTHER INTEREST                                               1,010            2,020                6
  ALLOWANCE FOR BORROWED FUNDS
    USED DURING CONSTRUCTION                                                     (742)
                                                   ----------------------------------------------------------------------
      INTEREST CHARGES, NET                                    1,010           14,207              338                 0
                                                   ----------------------------------------------------------------------

NET INCOME (LOSS)                                            $12,195          $15,690             $248                $0
                                                   ======================================================================


                                               YANKEE
                                                ENERGY           YANKEE
                                              FINANCIAL          ENERGY             RM
                                               SERVICES      SERVICES, INC.     SERVICES,         ELIMINA-          CONSOLI-
                                               COMPANY          CONSOL.            INC.             TIONS            DATED
                                           --------------------------------------------------------------------------------------



OPERATING REVENUES                                      257           23,724            6,531            $3,268         $309,342

LESS: COST OF GAS                                                                                                        134,277
      COST OF SALES                                                   18,549            3,470                             22,019
                                           --------------------------------------------------------------------------------------
  REVENUES, NET OF COST OF GAS                          257            5,175            3,061             3,268          153,046
                                           --------------------------------------------------------------------------------------

OTHER OPERATING EXPENSES:

  OPERATIONS                                             96            5,565            1,508             3,268           65,145
  MAINTENANCE                                                                                                              6,514
  DEPRECIATION                                          200            1,213              307                             22,398
  FEDERAL AND STATE INCOME TAXES                          6                0              (37)                            14,019
  TAXES OTHER THAN INCOME TAXES                           0                0                3                             20,434
                                           --------------------------------------------------------------------------------------
  TOTAL OTHER OPERATING EXPENSES                        302            6,778            1,781             3,268          128,510
                                           --------------------------------------------------------------------------------------

                                           --------------------------------------------------------------------------------------
OPERATING INCOME (LOSS)                                 (45)          (1,603)           1,280                 0           24,536
                                           --------------------------------------------------------------------------------------

OTHER INCOME, (EXPENSE) NET:
  ALLOWANCE FOR OTHER FUNDS USED

    DURING CONSTRUCTION                                                                                                      436
  EQUITY IN EARNINGS OF SUBSIDIARIES                                                                     16,140                0
  FEDERAL AND STATE INCOME TAXES                        (40)           1,765             (528)                             3,441
  OTHER, NET                                            183              347                              1,352             (858)
                                           --------------------------------------------------------------------------------------
  OTHER INCOME, (EXPENSE) NET                           143            2,112             (528)           17,492            3,019
                                           --------------------------------------------------------------------------------------

                                           --------------------------------------------------------------------------------------
   INCOME (LOSS) BEFORE INTEREST CHARGES                 98              509              752            17,492           27,555
                                           --------------------------------------------------------------------------------------

INTEREST CHARGES:

  INTEREST ON LONG-TERM DEBT                                               0                                              13,261
  OTHER INTEREST                                         30            1,090               38             1,352            2,842
  ALLOWANCE FOR BORROWED FUNDS                                                                                                 0
    USED DURING CONSTRUCTION                                               0                                                (742)
                                           --------------------------------------------------------------------------------------
      INTEREST CHARGES, NET                              30            1,090               38             1,352           15,361
                                           --------------------------------------------------------------------------------------

NET INCOME (LOSS)                                       $68            ($581)            $714           $16,140          $12,194
                                           ======================================================================================




(a)  Unaudited

NOTE:  Individual columns may not add to Consolidated amount due to rounding.

YANKEE ENERGY SYSTEM, INC. AND SUBSIDIARIES                            Exhibit A
CONSOLIDATING BALANCE SHEETS (a)                                     Page 2 of 4
ASSETS

AT DECEMBER 31, 1999
(THOUSANDS OF DOLLARS)


                                                                                                                           YANKEE
                                                   YANKEE            YANKEE                                                ENERGY
                                                   ENERGY              GAS             NORCONN                           FINANCIAL
                                                   SYSTEM           SERVICES         PROPERTIES        HOUSATONIC         SERVICES
                                                  (parent)           COMPANY            INC.           CORPORATION        COMPANY
------------------------------------------------------------------------------------------------------------------------------------

 ASSETS

UTILITY PLANT, AT ORIGINAL COST                                          $595,243
LESS: ACCUMULATED PROVISION
  FOR DEPRECIATION                                                        228,035
                                              ------------------------------------------------------------------------------------
                                                                          367,208
CONSTRUCTION WORK IN PROGRESS                                              13,692

                                              ------------------------------------------------------------------------------------
  TOTAL NET UTILITY PLANT                                                 380,900
                                              ------------------------------------------------------------------------------------


OTHER PROPERTY AND INVESTMENTS:
OTHER PROPERTY                                                                174             6,179                            339
INVESTMENTS IN SUBSIDIARY
  COMPANIES, AT EQUITY                                  179,494
OTHER INVESTMENTS                                                             120
                                              ------------------------------------------------------------------------------------
  TOTAL OTHER PROPERTY AND INVESTMENTS                  179,494               294             6,179                 0          339
                                              ------------------------------------------------------------------------------------

CURRENT ASSETS:
CASH                                                        883             2,591                27                              0
ACCOUNTS RECEIVABLE, NET                                 23,466            47,160                96                10        1,708
FUEL SUPPLIES                                                               1,459
OTHER MATERIAL & SUPPLIES                                                   1,214
DEFERRED GAS COSTS, CURRENT                                                     0
ACCRUED UTILITY REVENUES                                                   21,143
PREPAYMENTS AND OTHER                                        63            14,368                                                6
                                              ------------------------------------------------------------------------------------
  TOTAL CURRENT ASSETS                                   24,412            87,935               123                10        1,714
                                              ------------------------------------------------------------------------------------


UNAMORTIZED DEBT EXPENSE                                                    1,401                11
DEFERRED GAS COSTS AND OTHER                               (902)            6,130                                                0
RECOVERABLE ENVIRONMENTAL
 CLEANUP COSTS                                                             34,077
RECOVERABLE INCOME TAXES                                                    2,808
RECOVERABLE POSTRETIREMENT
  BENEFIT COSTS                                                             1,625
OTHER DEFERRED DEBITS                                                      12,628                                   0           94
                                              ------------------------------------------------------------------------------------
  TOTAL ASSETS                                         $203,004          $527,798            $6,313               $10       $2,147
                                              ====================================================================================




                                           YANKEE
                                           ENERGY              RM
                                          SERVICES          SERVICES          ELIMINA-          CONSOLI-
                                           COMPANY           COMPANY            TIONS             DATED
--------------------------------------------------------------------------------------------------------------

 ASSETS

UTILITY PLANT, AT ORIGINAL COST                                                                      $595,243
LESS: ACCUMULATED PROVISION
  FOR DEPRECIATION                                                                                    228,035
                                          --------------------------------------------------------------------
                                                                                                      367,208
CONSTRUCTION WORK IN PROGRESS                                                                          13,692

                                          --------------------------------------------------------------------
  TOTAL NET UTILITY PLANT                                                                             380,900
                                          --------------------------------------------------------------------


OTHER PROPERTY AND INVESTMENTS:

OTHER PROPERTY                                    6,743             2,597                              16,032
INVESTMENTS IN SUBSIDIARY
  COMPANIES, AT EQUITY                                                              179,494                 0
OTHER INVESTMENTS                                 5,204                                                 5,324
                                          --------------------------------------------------------------------
  TOTAL OTHER PROPERTY AND INVESTMENTS           11,947             2,597           179,494            21,356
                                          --------------------------------------------------------------------

CURRENT ASSETS:

CASH                                                  3                 8                               3,512
ACCOUNTS RECEIVABLE, NET                          8,560             1,259            29,073            53,186
FUEL SUPPLIES                                                                                           1,459
OTHER MATERIAL & SUPPLIES                           654                                                 1,868
DEFERRED GAS COSTS, CURRENT                                                                                 0
ACCRUED UTILITY REVENUES                                                                               21,143
PREPAYMENTS AND OTHER                                38                 3                              14,478
                                          --------------------------------------------------------------------
  TOTAL CURRENT ASSETS                            9,255             1,270            29,073            95,646
                                          --------------------------------------------------------------------


UNAMORTIZED DEBT EXPENSE                                                                                1,412
DEFERRED GAS COSTS AND OTHER                          0                 0                               5,228
RECOVERABLE ENVIRONMENTAL
 CLEANUP COSTS                                                                                         34,077
RECOVERABLE INCOME TAXES                                                                                2,808
RECOVERABLE POSTRETIREMENT
  BENEFIT COSTS                                                                                         1,625
OTHER DEFERRED DEBITS                            11,568                30                              24,320
                                          --------------------------------------------------------------------


  TOTAL ASSETS                                  $32,770            $3,897          $208,567          $567,372
                                          ====================================================================


(a)  Unaudited

NOTE:  Individual columns may not add to Consolidated amount due to rounding.

YANKEE ENERGY SYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATING BALANCE SHEETS (a)
CAPITALIZATION AND LIABILITIES

                                                                       Exhibit A
AT DECEMBER 31, 1999                                                 Page 3 of 4
(THOUSANDS OF DOLLARS)


                                                                                                                         YANKEE
                                                 YANKEE            YANKEE                                                ENERGY
                                                 ENERGY              GAS             NORCONN                           FINANCIAL
                                                 SYSTEM           SERVICES         PROPERTIES        HOUSATONIC         SERVICES
                                                (parent)           COMPANY            INC.           CORPORATION        COMPANY
------------------------------------------------------------------------------------------------------------------------------------


CAPITALIZATION:

COMMON SHAREHOLDERS' EQUITY                          $171,724          $160,241            $1,084               $10          $1,269
LONG-TERM DEBT, NET OF CURRENT PORTION                      0           158,050             5,000
                                            ---------------------------------------------------------------------------------------
  TOTAL CAPITALIZATION                                171,724           318,291             6,084                10           1,269
                                            ---------------------------------------------------------------------------------------


CURRENT LIABILITIES:
NOTES PAYABLE TO ASSOCIATED COMPANIES                   1,500                 0               (83)                0             531
NOTES PAYABLE TO BANKS                                 24,500            52,000
LONG-TERM DEBT, CURRENT PORTION                             0               950               250
ACCOUNTS PAYABLE                                        5,352            19,252                40                 0              89
ACCRUED TAXES                                            (599)            9,848               115                 0              15
ACCRUED INTEREST                                          152             4,220                30
PIPELINE TRANSITION COSTS                                                 1,298
OTHER CURRENT LIABILITIES                                                 3,533                                                   1
                                            ---------------------------------------------------------------------------------------
  TOTAL CURRENT LIABILITIES                            30,905            91,101               352                 0             636
                                            ---------------------------------------------------------------------------------------


ACCUM DEFERRED INCOME TAXES                                              65,444              (123)                              (29)
ACCUM DEFERRED INVESTMENT TAX CREDITS                                     7,854
RESERVE FOR ENVIRONMENTAL
  CLEANUP COSTS                                                          35,000
POSTRETIREMENT BENEFIT OBLIGATION                                         4,080
OTHER DEFERRED CREDITS                                    375             6,028                                   0             271
                                            ---------------------------------------------------------------------------------------
TOTAL CAPITALIZATION AND LIABILITIES                 $203,004          $527,798            $6,313               $10          $2,147
                                            =======================================================================================

                                                            0                 0                 0                 0               0



                                              YANKEE
                                              ENERGY              RM
                                           SERVICES, INC       SERVICES          ELIMINA-          CONSOLI-
                                              CONSOL.           COMPANY            TIONS             DATED
-----------------------------------------------------------------------------------------------------------------


CAPITALIZATION:

COMMON SHAREHOLDERS' EQUITY                        $12,443            $1,277          $179,494          $168,554
LONG-TERM DEBT, NET OF CURRENT PORTION                                                                   163,050

                                        -------------------------------------------------------------------------
  TOTAL CAPITALIZATION                              12,443             1,277           179,494           331,604
                                        -------------------------------------------------------------------------


CURRENT LIABILITIES:

NOTES PAYABLE TO ASSOCIATED COMPANIES               22,118               856            24,922                 0
NOTES PAYABLE TO BANKS                                                                                    76,500
LONG-TERM DEBT, CURRENT PORTION                                                                            1,200
ACCOUNTS PAYABLE                                       (22)              199             4,142            20,768
ACCRUED TAXES                                       (2,927)              511                               6,963
ACCRUED INTEREST                                         0                                   9             4,393
PIPELINE TRANSITION COSTS                                                                                  1,298
OTHER CURRENT LIABILITIES                            1,585               871                               5,990
                                        -------------------------------------------------------------------------
  TOTAL CURRENT LIABILITIES                         20,754             2,437            29,073           117,112
                                        -------------------------------------------------------------------------


ACCUM DEFERRED INCOME TAXES)                          (529)              (20)                             64,743
ACCUM DEFERRED INVESTMENT TAX CREDITS                                                                      7,854
RESERVE FOR ENVIRONMENTAL
  CLEANUP COSTS                                                                                           35,000
POSTRETIREMENT BENEFIT OBLIGATION                                                                          4,080
OTHER DEFERRED CREDITS                                 102               203                               6,979
                                        -------------------------------------------------------------------------
TOTAL CAPITALIZATION AND LIABILITIES               $32,770            $3,897          $208,567          $567,372
                                        =========================================================================

                                                         0                 0                 0                 0


(a)  Unaudited

NOTE:  Individual columns may not add to Consolidated amount due to rounding.

YANKEE ENERGY SYSTEM, INC. AND SUBSIDIARIES                            Exhibit A
CONSOLIDATING STATEMENTS OF COMMON SHAREHOLDERS' EQUITY (a)          Page 4 of 4

TWELVE MONTHS ENDED DECEMBER 31, 1999
(THOUSANDS OF DOLLARS)


                                                                                                                        YANKEE
                                                    YANKEE           YANKEE                                            ENERGY
                                                    ENERGY            GAS            NORCONN                           FINANCIAL
                                                    SYSTEM          SERVICES        PROPERTIES       HOUSATONIC        SERVICES
                                                   (parent)         COMPANY            INC.         CORPORATION         COMPANY
                                               -------------------------------------------------------------------------------------

COMMON SHARES                                           $53,164               $5               $1              $10                $1

CAPITAL SURPLUS, PAID IN                                 93,090           80,780              579                                921

RETAINED EARNINGS                                        27,625           79,456              504                0               347

EMPLOYEE STOCK OWNERSHIP
  PLAN GUARANTEE                                              0

CAPITAL STOCK EXPENSE                                    (2,155)

                                               -------------------------------------------------------------------------------------
                                                       $171,724         $160,241           $1,084              $10            $1,269
                                               =====================================================================================




                                          YANKEE
                                           ENERGY             RM
                                       SERVICES, INC.      SERVICES         ELIMINA-         CONSOLI-
                                          CONSOL.          COMPANY           TIONS            DATED
                                     ---------------------------------------------------------------------

COMMON SHARES                                       $1               $1              $19          $53,164

CAPITAL SURPLUS, PAID IN                        23,922              693          106,896          $93,089

RETAINED EARNINGS                              (11,480)             583           72,579          $24,456

EMPLOYEE STOCK OWNERSHIP
  PLAN GUARANTEE                                                                                       $0

CAPITAL STOCK EXPENSE                                                                             ($2,155)


                                     -------------------------------------------------------------------------
                                               $12,443           $1,277         $179,494         $168,554
                                     =====================================================================






(a)  Unaudited

NOTE:  Individual columns may not add to Consolidated amount due to rounding.